EXHIBIT 99.1

Flushing Financial Corporation to Present at the Keefe, Bruyette & Woods 2017 Community Bank Investor Conference

UNIONDALE, N.Y., July 28, 2017 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (Nasdaq:FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced that John R. Buran, the Company’s President and Chief Executive Officer and Susan K. Cullen, the Company’s Senior Executive Vice President and Chief Financial Officer, will be participating in the Keefe, Bruyette & Woods Community Bank Investor Conference scheduled for August 2, 2017.

WHO	Flushing Financial Corporation is the holding company for Flushing Bank, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, and public entities by offering a full complement of deposit, loan, and cash management services through its 19 banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. As a leader in real estate lending, the Bank’s experienced lending team creates mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. The Bank also operates an online banking division, iGObanking.com®, which offers competitively priced deposit products to consumers nationwide.
WHAT	Presentation at the Keefe, Bruyette & Woods Community Bank Investor Conference.
WHERE/WHEN	Presentation in New York, New York on Wednesday, August 2, 2017 at 8:30 am (Local Time).
PRESENTATION	The presentation will focus on the Company’s performance and its strategic operating objectives. The presentation will be available on the Company’s website, www.flushingbank.com, on August 2, 2017. The Company’s webcast will also be accessible via http://wsw.com/webcast/kbw40/ffic
Investors who wish to view the Company’s webcast will need to register at the above website prior to the start of the presentation.
RECENT NEWS	· July 25, 2017- Flushing Financial Corporation Announces Second Quarter GAAP Diluted EPS of $0.44 and Record Core Diluted EPS of $0.46, Driven by Record Net Interest Income, Strong Credit Quality and Solid Loan Growth.
· June 27, 2017- Flushing Financial Corporation to Host Inaugural Earnings Call For The Second Quarter 2017.
· May 31, 2017- Flushing Financial Corporation Declares Quarterly Dividend of $0.18 per Share.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

CONTACT:
Susan K. Cullen
Senior Executive Vice President and Chief Financial Officer
Flushing Financial Corporation
(718) 961-5400